                                                                               .
                                                                               .
                                                                               .
                                    KEYSTONE
                                 PROPERTY TRUST
         NUMBER                                             SHARES
       KPE

                                                                                                      CUSIP 493596 40 7
THIS CERTIFICATE IS TRANSFERABLE IN        A Real Estate Investment Trust organized under
        NEW YORK, N.Y.                         the laws of the State of Maryland               SEE REVERSE FOR CERTAIN DEFINITIONS
                                                                                                           AND LEGENDS

THIS CERTIFIES THAT








is the owner of

  FULLY-PAID AND NONASSESSABLE 7.375% SERIES E CUMULATIVE REDEEMABLE PREFERRED
                           STOCK, $.001 PAR VALUE, OF

                            KEYSTONE PROPERTY TRUST

transferable on the books of the Trust by the holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Declaration of Trust, as amended or supplemented, and the By-laws of the Trust, as amended (copies of which are at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance thereof assents. This Certificate is not valid unless signed and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:
                  [KEYSTONE PROPERTY TRUST SEAL 1999 MARYLAND]

/s/ Saul A. Behar                                 /s/ Jeffrey E. Kelter

               Secretary                   President and Chief Executive Officer

     The Trust will furnish to any shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue, of the difference in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Trust is authorized to issue, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the secretary of the Trust or to its transfer agent.

     The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.8% (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Ownership Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Trust in excess of 9.9% (in value or number of shares) of the outstanding Shares of any class or series of Preferred Stock of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Ownership Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Transfer Shares if such transfer would result in the Shares of the Trust being owned by fewer than 100 Persons; (v) no Person may transfer Shares if such Transfer would result in the Shares of the Trust being owned by a Disqualified Person; and (vi) no plans and certain other Persons described in or subject to the Plan Asset Regulations may own more that 24.9% of the value of any class of Shares of the Trust. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby may be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab truitio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be amended or supplemented from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

     Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   - as tenants in common                            UNIF GIFT MIN ACT - ________ Custodian __________
     TEN ENT   - as tenants by the entireties                                         (Cost)              (Minor)
     JT TEN    - as joint tenants with right                                         under Uniform Gifts to Minors
                 of survivorship and not as tenants in common                        Act_____________________
                                                                                               (State)

    Additional abbreviations may also be used though not in the above list.


     For value received, ___________________________ hereby sell, assign and transfer unto

[NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.]

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

/_____________________________________/_________________________________________


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________


________________________________________________________________________________


_______________________________________________________________ Preferred Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated _________________________________


                                        ________________________________________
                                                        SIGNATURE


Signature Guaranteed


By:_____________________________________________________________________________
   THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-18.